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Exhibit (a)(1)(B)

THE TENDER OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M.
(CENTRAL TIME) ON NOVEMBER 30, 2011, UNLESS THE TENDER OFFER IS EXTENDED
(THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN PRIOR TO 11:59 P.M.
(CENTRAL TIME) ON THE EXPIRATION DATE.

KIEWIT FINANCE GROUP INC.
Kiewit Plaza
3555 Farnam Street
Omaha, Nebraska 68131
Telephone: (402) 342-2052
Fax: (402) 271-2965
E-mail: doug.obermier@kiewit.com

Letter of Transmittal
and
Instructions for Letter of Transmittal
To Tender Limited Partnership Units
of Kiewit Investment Fund LLLP
for
the Net Asset Value per Unit less $35 per Unit, in Cash
Pursuant to the Tender Offer Described Below

        Kiewit Finance Group Inc., a Delaware corporation (the "Company"), has provided you with an offer to purchase, dated November 1, 2011 (the "Offer to Purchase"), that describes the Company's offer to purchase all of the outstanding limited partnership units ("Units") of Kiewit Investment Fund LLLP (the "Fund"), for cash, at a price equal to the net asset value per Unit determined as of November 30, 2011 (or such later date if the Tender Offer is extended) less $35 per Unit, upon the terms and subject to the conditions set forth in the Offer to Purchase, and in this letter of transmittal (the "Letter of Transmittal") (which, together with the Offer to Purchase, constitute the "Tender Offer"). The Tender Offer is more fully described in the Offer to Purchase, and you should carefully review the Offer to Purchase prior to making a decision.

        Delivery of this Letter of Transmittal to an address other than as set forth above does not constitute a valid delivery. You must sign this Letter of Transmittal in the appropriate space provided below.

        There are no guaranteed delivery provisions provided for by the Company in conjunction with the Tender Offer. Holders of Units ("Limited Partners" or "Unitholders") must deliver the Letter of Transmittal in accordance with the procedures set forth herein and in Section 6 of the Offer to Purchase.

        Tendering Units is voluntary. IF YOU DO NOT WISH TO TENDER ANY UNITS, DO NOT FILL OUT THIS LETTER OF TRANSMITTAL. If you wish to participate in the Tender Offer, you must tender all of the Units that you own. Partial tenders will not be accepted.

        Units tendered pursuant to the Tender Offer may be withdrawn prior to the Expiration Date only in the manner described in the Offer to Purchase; otherwise, any tender of Units made under the Tender Offer is irrevocable.

        PLEASE READ THE ENTIRE LETTER OF TRANSMITTAL, INCLUDING THE INSTRUCTIONS TO THIS LETTER, CAREFULLY BEFORE CHECKING ANY BOX BELOW.

        Capitalized terms used in this Letter of Transmittal and not defined herein shall have the respective meanings ascribed to them in the Offer to Purchase.

Kiewit Finance Group Inc.:

I hereby tender the Limited Partnership Units listed in Box B below for the net asset value per Unit determined as of the Expiration Date (November 30, 2011, unless the Tender Offer is extended), less $35 per Unit, in cash, on the terms and subject to the conditions set forth in the Offer to Purchase and this Letter of Transmittal.

BOX A: PERSONAL INFORMATION

Please type or print the following personal information of the tendering Limited Partner(s), along with the address of the Limited Partner(s).

Name of Limited Partner(s):

Address (include City, State, Country (if other than U.S.) and Zip Code):

Telephone Number (include Area Code):

E-mail Address (not required):

Social Security/Social Insurance or Tax Identification Number:

BOX B: TENDERED UNITS

By checking the box below you are electing to tender all of the Units you own. If you wish to participate in the Tender Offer, you must tender all of the Units that you own. If you do not check the box, (but sign and return this Letter) you will nonetheless be deemed to have tendered all of your Units.

Number of Units Tendered:    ☐ All

BOX C: PAYMENT

Payment will be made by check to the Limited Partner at the address set forth in Box A above.

ADDITIONAL DOCUMENTATION AND REPRESENTATIONS

Upon request, I agree to execute and deliver any additional documents deemed necessary or desirable by the Company to complete the purchase of the Units pursuant to the Tender Offer.

The undersigned represents and warrants that the undersigned has full power and authority to assign and transfer the Units and has good title to such Units, free and clear of all liens, restrictions, charges, encumbrances, pledges, security interests or other obligations affecting the assignment or transfer of the Units, and such Units are not subject to any adverse claim. All authority conferred or agreed to be conferred in this Letter of Transmittal shall not be affected by, and shall survive, the death or incapacity of the undersigned, and any obligation of the undersigned under this Letter of Transmittal shall be binding upon successors, assigns, heirs, executors, administrators and legal representatives of the undersigned.

By executing this Letter of Transmittal, the undersigned hereby irrevocably appoints designees of the Company as the attorneys-in-fact and proxies of the undersigned, each with full power of substitution, to transfer to the Company ownership of the Units tendered hereby on the books and records of the Fund.

The undersigned understands and agrees that the valid tender of Units pursuant to the procedures described in Section 6 of the Offer to Purchase and in the general instructions hereto will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Tender Offer.

THE UNDERSIGNED REPRESENTS AND WARRANTS THAT THE UNDERSIGNED HAS RECEIVED AND READ THE OFFER TO PURCHASE DATED NOVEMBER 1, 2011, OF KIEWIT FINANCE GROUP INC. RELATING TO THE TENDER OFFER.

THE COMPANY DOES NOT VIEW THE FOREGOING CERTIFICATION THAT THE UNDERSIGNED HAS RECEIVED AND READ THE OFFER TO PURCHASE AS A WAIVER OF LIABILITY. THE COMPANY REPRESENTS AND WARRANTS THAT IT WILL NOT ASSERT THAT SUCH CERTIFICATION BY THE UNDERSIGNED CONSTITUTES A WAIVER OF LIABILITY.

        The undersigned has completed, executed and delivered this Letter to indicate the action he or she desires to take with respect to the Tender Offer.

        The Instructions included with this Letter must be followed in their entirety. Questions and requests for assistance or for additional copies of the Offer to Purchase or this Letter may be directed to Kiewit Finance Group Inc., at Kiewit Plaza, 3555 Farnam Street, Omaha, Nebraska 68131 (Telephone: (402) 342-2052), Attention: Douglas A. Obermier.

        The undersigned acknowledges that the Tender Offer is subject to the more detailed terms set forth in the Offer to Purchase and, in case of any conflict between the terms of the Offer to Purchase and this Letter, the Offer to Purchase shall prevail.

TAX CERTIFICATIONS

The undersigned, if a United States citizen or resident, certifies under penalty of perjury that: (a) the taxpayer identification number shown in Box A above is correct (or the undersigned is waiting for a number to be issued); (b) the undersigned is NOT subject to backup withholding because the undersigned has NOT been notified by the Internal Revenue Service that the undersigned is subject to backup withholding as a result of failure to report all interest and dividends (cross out the words "NOT" above if you have received notification from the Internal Revenue Service); and (c) the undersigned is a United States Person (including a U.S. Resident alien).

The undersigned, if a Canadian resident, certifies under penalty of perjury that: (a) the social insurance number shown in Box A above is correct (or the undersigned is waiting for a number to be issued); (b) the undersigned is the beneficial owner (or is authorized to sign for the beneficial owner) of all of the income to which this document relates; and (c) the income to which this document relates is not effectively connected with the conduct of a trade or business in the United States or is effectively connected but is not subject to tax under an income tax treaty.

Signed by:

Print name of Limited Partner or Authorized Signatory	Signature of Limited Partner or Authorized Signatory
Print name of Joint Tenant, if applicable*	Signature of Joint Tenant
Date:	Date:

*
Joint accounts require both signatures.

If signature is by a trustee, executor, administrator, guardian, custodian, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below. (See Instruction 3).

Name:	Name:

Capacity:	Capacity:

Address:	Address:

 INSTRUCTIONS

FORMING PART OF THE TERMS AND
CONDITIONS OF THE TENDER OFFER

        1.    Delivery of this Letter of Transmittal; Validity of Surrender.    A properly completed and duly executed copy of this Letter of Transmittal and any other documents required by this Letter, must be received by the Company at its address set forth herein on or before 11:59 p.m. (Central Time) on November 30, 2011, the Expiration Date. The method of delivery of the Letter of Transmittal and all other required documents is at the election and sole risk of the tendering Limited Partner, and the delivery will be deemed made only when actually received by the Company. In all cases, sufficient time should be allowed to ensure timely delivery.

        A tender of Units will not be deemed to have been validly made until all irregularities and defects have been cured or waived. The Company will determine at its own discretion all questions as to the form of documents, including notices of withdrawal, and the validity, form, eligibility, including time of receipt, and acceptance for purchase of any tender of Units. The Company's interpretation and determination of the terms and conditions of the Tender Offer, the Letter of Transmittal and these Instructions will be final and binding on all tendering Limited Partners. However, a tendering Limited Partner who disagrees with an interpretation by the Company may seek recourse under state law, to the extent that any such recourse is available. The Company reserves the right to:

  •
  reject any and all tenders of any Units not properly tendered, including a tender of less than all Units owned by a Limited Partner;

  •
  waive any defects or irregularities in the tender of Units or any conditions of the Tender Offer either before or after the Expiration Date; and

  •
  request any additional information from any Limited Partner that the Company deems necessary.

        The Company will not be under any duty to notify tendering Limited Partners of any defect or irregularity in tenders or notices of withdrawal.

        2.    Partial Tenders; Withdrawals.    If you wish to participate in the Tender Offer, you must tender all of the Units that you own. Partial tenders will not be accepted.

        If not yet accepted, a tender pursuant to the Tender Offer may be withdrawn at any time prior to 11:59 p.m. (Central Time) on the Expiration Date, and, unless the Company has accepted your tender as provided in the Offer to Purchase, after the expiration of 40 business days from the commencement of the Tender Offer. For withdrawal to be effective, a written notice of withdrawal must be received by the Company on or prior to 11:59 p.m. (Central Time) on the Expiration Date at its address set forth above. The notice of withdrawal must specify the name of the person having tendered the Units to be withdrawn.

        Any Units withdrawn will be deemed not to have been validly tendered for purposes of the Tender Offer. Partial withdrawals will not be permitted.

        3.    Signatures on this Letter.    The signature(s) on the Letter of Transmittal must correspond exactly to the name(s) as written on the subscription agreement that was executed in connection with the purchase of the Units being tendered.

        If this Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and proper evidence satisfactory to the Company of their authority to so act must be submitted, unless waived by the Company.

        4.    Transfer Taxes.    Tendering Limited Partners will be responsible for the payment of stock transfer taxes, if any, in connection with the Tender Offer.

        5.    Waiver of Conditions.    The Company reserves the absolute right to amend or waive any of the specified conditions in the Tender Offer in the case of any Units tendered.

        6.    Backup Withholding.    Under the federal income tax laws, the Company will be required to withhold a portion of the amount of any payments made to certain Limited Partners pursuant to the Tender Offer. In order to avoid such backup withholding, each tendering Limited Partner must provide the Company with such Limited Partner's or payee's correct taxpayer identification number ("TIN") and certify that such Limited Partner or payee is not subject to backup withholding. For further information concerning backup withholding see "IMPORTANT TAX INFORMATION" BELOW.

PLEASE REVIEW THE "IMPORTANT TAX INFORMATION" SECTION BELOW FOR ADDITIONAL DETAILS.

        7.    Company Contact Information.    A properly completed and duly executed copy of this Letter of Transmittal should be sent to the address below. In addition, questions relating to the procedure for tendering, as well as requests for additional copies of the Offer to Purchase or this Letter of Transmittal, may also be directed to the Company at the following address:

    Kiewit Finance Group Inc.
    Kiewit Plaza
    3555 Farnam Street
    Omaha, Nebraska 68131
    Attention: Douglas A. Obermier
    Phone: (402) 342-2052
    Fax: (402) 271-2965
    E-mail: doug.obermier@kiewit.com

        IMPORTANT:    This Letter must be received by the Company on or before 11:59 p.m. (Central Time) on the Expiration Date (as described in the Offer to Purchase). NOTE, ONLY ONE DELIVERY METHOD IS REQUIRED.

        If delivery is to be made by mail, it should be addressed to the Company at the address specified above.

        If delivery is to be made by fax, it should be sent to the fax number specified above.

        If delivery is to be made by e-mail, a .pdf copy should be sent to the e-mail address specified above.

IMPORTANT TAX INSTRUCTIONS

        Under United States federal income tax law, a Limited Partner tendering its Units may be subject to backup withholding tax at a rate of 28% with respect to payments by the Company pursuant to the offer to purchase unless such Limited Partner: (i) is a corporation or other exempt recipient and, if required, establishes its exemption from backup withholding, (ii) provides its correct TIN and certifies that (A) the TIN provided is correct and (B) it is not currently subject to backup withholding; or (iii) certifies as to its non-United States status.

        If backup withholding applies to a tendering Limited Partner, the Company is required to withholding 28% of any payments made to such Limited Partner pursuant to the Tender Offer. Backup withholding is not an additional tax. Rather, provided that the required information is timely furnished to the Internal Revenue Service, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld or, if withholding results in an overpayment of taxes, a refund may be obtained by filing a tax return with the Internal Revenue Service. The Company cannot refund amounts withheld by reason of backup withholding.

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  Exhibit (a)(1)(B)
INSTRUCTIONS
FORMING PART OF THE TERMS AND CONDITIONS OF THE TENDER OFFER
IMPORTANT TAX INSTRUCTIONS